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                                                                 EXHIBIT 2(n)(1)





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Accountants" and to the use of our report dated October 19, 1999 in the Registration Statement (Form N-2) of Kemper Floating Rate Fund and in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09269).




                                                  ERNST & YOUNG LLP


Chicago, Illinois
October 29, 1999